UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 23, 2008
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15019 (Commission File Number)	13-6167838 (IRS Employer Identification No.)
4000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 661-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (d) On July 23, 2008, the Board of Directors, upon recommendation of the Governance, Finance and Nominating Committee, elected Wahid Hamid as a new director. Each of our directors is elected annually, by a majority of the votes cast, to serve until the next annual meeting of shareholders and until his or her respective successor is elected and duly qualified, or until his or her death, resignation or removal. Mr. Hamid has not been appointed to serve on any committees and we do not expect him to be appointed to any committees because he is not an “independent” director.
     Mr. Hamid was recommended to the Governance, Finance and Nominating Committee by PepsiCo, Inc. PepsiCo beneficially owns approximately 43.9% of our outstanding common stock. Mr. Hamid is Senior Vice President, Corporate Strategy and Development of PepsiCo.
     There are no arrangements or understandings between Mr. Hamid and any other person pursuant to which Mr. Hamid was elected as a director. There are no transactions in which Mr. Hamid has a direct or indirect interest requiring disclosure under Item 404(a) of Regulation S-K.
     As a non-employee director, Mr. Hamid receives annual compensation comprised of the following: (1) $70,000 annual retainer, paid in equal quarterly installments; and (2) a restricted stock award under our 2000 Stock Incentive Plan for a number of shares equal to approximately $75,000 divided by the fair market value of our common stock on the date of grant. Directors also are reimbursed for reasonable expenses incurred in attending Board meetings. The above-referenced director restricted stock awards are granted in February, every year. Pursuant to the terms of such awards, directors may not sell such stock while they serve on the Board of Directors.
ITEM 8.01 OTHER EVENTS
     On July 24, 2008, our Board of Directors declared a dividend of $0.135 per share on PepsiAmericas common stock. The dividend is payable October 1, 2008 to shareholders of record on September 15, 2008. As previously disclosed, our Board reviews dividend policy on a quarterly basis. Our Board also approved an increase in our existing share repurchase program by authorizing the repurchase of an additional 10 million shares of common stock. The company has approximately 128 million shares of common stock currently outstanding. Such shares may be purchased on the open market or through negotiated transactions. The authorization is effective immediately and there is no deadline for the execution of such repurchases. On July 24, 2008, we issued a press release regarding these matters, which appears as Exhibit 99 to this report. Such press release is incorporated by reference in response to this Item 8.01.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.
Date: July 24, 2008	By:	/s/ Alexander H. Ware
Alexander H. Ware
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press release dated July 24, 2008.